UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 28, 2006
Toreador Resources Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164

(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108 Dallas, Texas	75205

(Address of Principal Executive Offices)	(Zip Code)
(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
     Loan and Guarantee Agreement with International Finance Corporation
     On December 28, 2006, Toreador Resources Corporation, a Delaware corporation (the “Company”) as a Guarantor and its direct and indirect subsidiaries, Toreador Turkey Ltd., a Cayman Island company (“Toreador Turkey”) as a Borrower and Guarantor, Toreador Romania Ltd., a Cayman Island company (“Toreador Romania”) as a Borrower and a Guarantor, Madison Oil France SAS , a French societes par actions simplifies (“Madison Oil”) as a Borrower and a Guarantor, Toreador Energy France S.C.S., a French societes en commondite simple (“Toreador France”) as a Borrower and a Guarantor, and Toreador International Holding L.L.C., a Hungary limited liability company (“Toreador International” and collectively with the Company, Toreador Turkey, Toreador Romania, Madison Oil and Toreador France, the “Obligors”) entered into a Loan and Guarantee Agreement (the “Loan Agreement”) with International Finance Corporation (the “Lender”). The Loan Agreement provides for the A Loan Facility (the “A Loan Facility”) which is a secured revolving facility with a current maximum facility amount of $25 million which maximum facility amount will increase to $40 million when the projected total borrowing base amount exceeds $50 million. The A Loan Facility has not closed at this time and is not yet available. The Loan Agreement also provides for a $10 million C Loan Facility to Toreador Turkey and Toreador Romania (the “C Loan Facility”). The C Loan Facility is currently outstanding. Both the A Loan Facility and the C Loan Facility are to fund the borrowers’ operations in Turkey and Romania.
     Interest will accrue on any loans under the A Loan Facility at a rate of 2% over the six month LIBOR rate. Interest accrues on the C Loan Facility at a rate of 1.5% over the six month LIBOR rate until any loans are made under the A Loan Facility after which the rate for the C Loan Facility shall be lowered to 0.5% over the six month LIBOR rate. The current interest rate on the C Loan Facility is 6.86%. Interest is to be paid on each June 15 and December 15.
     On December 15, 2011, the maximum amount available under the A Loan Facility begins to decrease by $5 million every six months from $40 million (assuming the projected borrowing base amount exceeds $50 million) until the final portion of the A Loan Facility is due on December 15, 2014. On December 15, 2014, $5 million of the C Loan Facility is to be repaid with the remaining $5 million being due on June 15, 2015.
     As a guarantor, the Company and each of the other guarantors have guaranteed the obligations of the borrowers.
     In order for any loans to be made under the A Loan Facility certain conditions must be met, including, but not limited to, the following: (i) the Lender shall have received a first ranking security interest (a) in certain proceeds, receivables and contract rights relating to and from the sale of oil or gas production in France, Turkey and Romania and (b) in funds held in certain bank accounts; (ii) the Lender shall have received an assignment of all rights and claims to any compensation or other special payments in respect of all concessions other than those arising in the normal course of operations payable by the government of Turkey and Romania; (iii) the Lender shall have received a first ranking pledge (a) by Toreador International of all its shares in the borrowers; (b) by Madison Oil of all its shares in Toreador France; and (c) by the Company of all its shares in Toreador International; and (iv) the current loan facilities with Natixis Banques Populaires and with Texas Capital Bank, N.A. shall have been repaid in full.

     The Company is to meet the following ratios on a consolidated basis: (i) the Life of Loan Coverage Ratio (as defined in the Loan Agreement) of not less than: (a) 1.2:1.0 in 2006 and 2007; (b) 1.3:1.0 in 2008; and (c) 1.4:1.0 in 2009 and each subsequent year thereafter; (ii) Reserve Tail Ratio (as defined in the Loan Agreement) of not less than 25%; (iii) Adjusted Financed Debt (as defined in the Loan Agreement) to EBITDA (as defined in the Loan Agreement) ratio of not more than 3.0:1.0; (iv) Liabilities to Tangible Net Worth Ratio (as defined in the Loan Agreement) of not more than 60:40; and (v) Interest Coverage Ratio (as defined in the Loan Agreement) of not less than 3.0:1.0.
     The Obligors are subject to certain negative covenants, including, but not limited to, the following: (i) subject to certain exceptions, paying dividends; (ii) subject to certain exceptions, incurring debt, making guarantees or creating or permitting to exist any liens, (iii) subject to certain exceptions, making or permitting to exist loans or advances to, or deposits, with other persons or investments in any person or enterprise; (iv) subject to certain exceptions, selling, transferring, leasing or otherwise disposing of all or a material part of its Borrowing Base Assets (as defined in the Loan Agreement; and (v) subject to certain exceptions, undertaking or permitting any merger, spin-off, consolidation or reorganization.
     The events of default under the Loan Agreement include, but are not limited to, payment defaults, breaches of covenants, cross defaults with certain other indebtedness and insolvency events.
     The Loan Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     See Item 1.01 – Entry into Material Definitive Agreement regarding the Loan Agreement.

Item 3.03	Material Modifications to Rights of Security Holders.
     See Item 1.01 – Entry into Material Definitive Agreement regarding the Loan Agreement and its effect on the Company’s common stock.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

10.1 Loan and Guarantee Agreement dated December 28, 2006 by and among Toreador Resources Corporation, as Guarantor, Toreador Turkey Ltd., as Borrower and Guarantor, Toreador Romania Ltd., as Borrower and Guarantor, Madison Oil France SAS, as Borrower and Guarantor, Toreador Energy France S.C.S., as Borrower and Guarantor, Toreador International Holding L.L.C., as Guarantor, and International Finance Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2007	TOREADOR RESOURCES CORPORATION
	By:	/s/ G. Thomas Graves III
G. Thomas Graves III, President and CEO

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan and Guarantee Agreement dated December 28, 2006 by and among Toreador Resources Corporation, as Guarantor, Toreador Turkey Ltd., as Borrower and Guarantor, Toreador Romania Ltd., as Borrower and Guarantor, Madison Oil France SAS, as Borrower and Guarantor, Toreador Energy France S.C.S., as Borrower and Guarantor, Toreador International Holding L.L.C., as Guarantor, and International Finance Corporation.

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